CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors
   Westside Energy Corporation
   Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-124890 and No. 333-114686) our report dated March 15, 2006, with respect to the financial statements of Westside Energy Corporation included in this Annual Report on Form 10-K as of December 31, 2005 and each of the two years then ended.


Malone & Bailey, PC
                             www.malone-bailey.com
Houston, Texas

March 31, 2006